Exhibit 99.1

Newmont Mining Announces Third Quarter Net Income of $114.4 Million ($0.28 per share) and Nine Month Net Income of $322.5 Million ($0.80 per share, basic)

    DENVER, Oct. 29 /PRNewswire-FirstCall/ -- Newmont Mining Corporation (the Company) (NYSE: NEM) today announced third quarter net income applicable to common shares of $114.4 million ($0.28 per share), a 450% increase from the net income of $20.8 million ($0.05 per share) for the third quarter of 2002. Newmont earned net income of $322.5 million ($0.80 per share, basic) for the nine months ended September 30, 2003, a 307% increase from the $79.2 million ($0.22 per share) for the year-ago period. Third quarter highlights include:

     * Equity gold sales(1) of 2.06 million ounces at total cash costs of $201 per ounce;(2)
     *  Net cash provided by operating activities of $209.5 million; and
     * Net debt to total capitalization reduced to approximately 13%, with cash and cash equivalents of $419.4 million at the end of the third quarter.

    Wayne W. Murdy, Chairman and Chief Executive Officer of Newmont, said:
"Newmont's outstanding third quarter results are further evidence of the strength of our portfolio of core operating assets. Higher gold prices and significantly higher margins are being reflected in strong bottom-line earnings per share growth. For the full year, we expect to be at the higher end of our previous gold sales forecast of between 7.2 million and 7.4 million ounces."



                               Third Quarter              Nine Months
                             2003          2002         2003          2002
     Financial (in
     millions, except
     per share)
      Revenues              $897.0        $720.1     $2,392.7      $1,859.1
      Net cash provided
       by operating
       activities           $209.5        $247.1       $434.4        $445.1
      Net income applicable
       to common shares     $114.4         $20.8       $322.5         $79.2
      Net income per
       common share, basic   $0.28         $0.05        $0.80         $0.22
    Operating
      Equity gold
       sales (000
       ounces)(1)            2,064         2,088        5,669         5,416
      Average realized
       price ($/oz)           $366          $315         $357          $308
      Total cash costs
       ($/oz)(2)              $201          $189         $205          $193
      Total production
       costs ($/oz)(2)        $265          $247         $268          $252

     1. Equity gold sales ounces are those attributable to Newmont's ownership or economic interest.
     2. For a reconciliation of total cash costs and total production costs per ounce (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.


    Financial & Operating Review
    Third quarter net income applicable to common shares was $114.4 million ($0.28 per share), compared with net income of $20.8 million ($0.05 per share) for the third quarter of 2002. For the first nine months, net income applicable to common shares was $322.5 million ($0.80 per share, basic) compared with net income of $79.2 million ($0.22 per share) for the first nine months of 2002.
    During the third quarter, the Company sold 2,064,100 equity ounces of gold, essentially unchanged from the 2,088,000 equity ounces sold a year ago. The quarter saw strong performance at the Company's core operations in Nevada, Australia, Yanacocha and Batu Hijau. In particular, Yanacocha had an exceptional quarter with equity gold sales of 451,200 ounces, a 37% increase over the year ago quarter, at total cash costs of $113 per ounce. At Batu Hijau, net cash costs were $0.10 per pound, a record low, as higher ore grades were processed (due to the planned mining sequence) and higher gold by-product credits were received. The average realized gold price for the third quarter was $366 per ounce, a 16% increase over the prior year period.
    During the first nine months, the Company sold 5,668,500 equity ounces of gold, 5% higher than the prior year period. The increase in ounces sold largely reflects the February 15, 2002 acquisition date of Franco-Nevada and Normandy Mining, as well as higher gold sales from Yanacocha. The average realized gold price for the first nine months was $357 per ounce, a 16% increase over the prior year period.
    The Company generated cash from operating activities of $209.5 million in the third quarter. For the first nine months, cash from operating activities totaled $555.4 million, before utilizing $121.0 million for the settlement of effective derivative instruments classified as cash flow hedges.
    The following items impacted net income for the third quarter of 2003:

    -- a net $13.6 million ($0.03 per share) after-tax loss on investments, primarily related to the sale of 28 million shares of Kinross Gold;
    -- a $32.8 million ($0.08 per share), after-tax loss for the change in fair value of gold derivative instruments that do not qualify as _effective hedges_ and are thus recognized in income;
    -- a $14.5 million ($0.04 per share) after-tax gain on the extinguishment of Newmont Yandal Operations Pty Ltd (NYOL) bonds;
    -- a $20.9 million ($0.05 per share) after-tax gain on the extinguishment of NYOL derivative liabilities; and
    -- other miscellaneous charges totaling $3.0 million, after-tax ($0.01 per share).

    These items had the net effect of reducing net income by $14.0 million ($0.03 per share).



     Operating Highlights - Third Quarter

       North America        Q3 2003       Q3 2002      YTD 2003      YTD 2002
     Equity gold sales
      (000 ozs)              786.2         836.4      2,170.7       2,292.0
     Total cash costs
      ($/oz)(1)               $239          $222         $238          $228



    * At the North American operations, third quarter gold sales of 786,200 ounces were 6% lower than the year ago quarter due to marginally lower gold sales from Nevada and a 25% decline in gold sales from the Canadian operations.

    *  The Nevada operations sold 696,900 ounces in the third quarter, a 3%
       decrease from the third quarter of 2002.   Total cash costs of $240 per
       ounce were 7% higher than a year ago, primarily attributable to higher reagent costs and contractor costs, as well as higher cost production from the Deep Post underground mine due to the ongoing ground remediation efforts. Recoveries at the roaster and autoclaves were excellent, averaging 91% in the third quarter compared to 86% in the year ago quarter.

    * Golden Giant in Canada sold 42,800 ounces in the third quarter (-29%) as a result of fewer ore stopes. Total cash costs were 10% higher than a year ago at $238 per ounce due to a stronger Canadian dollar and a 41% decline in tons milled, partially offset by a 55% improvement in ore grades processed.

    * Holloway in Canada sold 17,400 equity ounces in the third quarter (-13%) due to an expected decline in ore grades (-20%). Total cash costs of $297 per ounce were 84% higher than a year ago. Cash costs were impacted by a stronger Canadian dollar, a 13% decrease in tons mined and lower sales due to lower ore grades processed.

    * La Herradura in Mexico sold 16,500 equity ounces in the third quarter (-7%) due to slower than anticipated leach recoveries. Total cash costs of $181 per ounce were 7% higher than a year ago due to lower gold sales.

    * Mesquite in California sold 12,600 ounces at total cash costs of $196 per ounce. An agreement to sell the Mesquite operations to Western Goldfields was entered into in July 2003 and this transaction is now expected to close in November.



     South America          Q3 2003       Q3 2002     YTD 2003      YTD 2002
     Equity gold sales
      (000 ozs)              495.0         394.5      1,274.5       1,015.0
     Total cash costs
      ($/oz)(1)               $121          $124         $125          $135



    * Yanacocha in Peru had an exceptional quarter, selling a record 451,200 equity ounces (+37%) at total cash costs of $113 per ounce (-5%). Higher grade ores (+18%), quicker leach recoveries from the recently completed Carachugo leach pad expansion and the installation of additional carbon columns contributed to record gold sales in the third quarter. Equity gold sales are, however, likely to be lower in the fourth quarter.

    * Kori Kollo in Bolivia sold 43,800 equity ounces (-33%) as the mine approaches closure. Kori Kollo processed lower grade ores (-19%) and mined 71% less tons compared to the year ago quarter. As a result, total cash costs at $199 per ounce were 31% higher than a year ago.



        Australia            Q3 2003     Q3 2002       YTD 2003     YTD 2002
     Equity gold sales
      (000 ozs)              511.8         475.3      1,450.2       1,171.6
     Total cash costs
      ($/oz)(1)               $235          $201         $237          $192



    * At the Australian operations, third quarter gold sales of 511,800 ounces were up 8% from the year ago quarter, with increased sales at Kalgoorlie, Pajingo and Tanami. Cash costs at $235 per ounce were up 17%, largely due to the impact of a stronger Australian dollar, which has risen approximately 25% against the U.S. dollar over the past 12 months.

    * Kalgoorlie sold 116,000 equity ounces (+23%) at total cash costs of $266 per ounce (+19%). Higher average ore grades (+12%), increased mill throughput (+11%) and improved recoveries helped mitigate the impact of a stronger Australian dollar.

    * Pajingo sold 90,900 ounces (+18%) at total cash costs of $128 per ounce (+31%). Higher sales were driven by higher mill throughput (+4%) and improved ore grades (+27%). Higher cash costs are attributable to a stronger Australian dollar and increased royalty payments.

    *  Tanami sold 153,100 ounces (+15%) at total cash costs of $241 per ounce
       (+17%).   Higher cash costs were primarily attributable to a stronger
       Australian dollar.

    * Yandal sold 151,800 ounces (-11%) at total cash costs of $269 per ounce (+16%). Lower sales were primarily the result of lower grade ores milled at the Bronzewing mine (-21%). Bronzewing is expected to complete mining at the end of the first quarter of 2004.



          Batu Hijau
         (Indonesia)        Q3 2003      Q3 2002       YTD 2003      YTD 2002
     Equity copper
      sales (M lbs)          103.2         114.5        264.3         271.4
     Equity gold
      sales (000 ozs)        116.5          96.9        262.7         200.2
     Net cash costs
      ($/lb Cu)(1)           $0.10         $0.24        $0.19         $0.31



    * Batu Hijau in Indonesia had an exceptional quarter. Net cash costs for the third quarter were a record $0.10 per pound, a 58% reduction from the year ago quarter, driven by significantly higher ore grades, higher gold by-product credits and lower treatment and refining charges. Higher ore grades in the third quarter are generally a function of the long-term mine plan, which accesses higher grade ores during the dry season.

    * Equity copper sales of 103.2 million pounds for the third quarter were 10% lower than the year ago quarter as tons processed decreased by 15% compared to the year ago quarter when softer ores were processed.

    * Batu Hijau contributed equity income of $36.0 million in the third quarter, benefiting from a 36% higher realized copper price of $0.84 per pound, compared to $0.62 for the year ago quarter.



      Other Operations      Q3 2003       Q3 2002      YTD 2003      YTD 2002
     Equity gold
      sales (000 ozs)        151.0         162.9        464.3         467.0
     Total cash
      costs ($/oz)(1)         $160          $149         $168          $151



    * Zarafshan in Uzbekistan sold 50,200 equity ounces (-29%) at total cash costs of $153 per ounce (+25%). Decreased sales and higher unit cash costs were due to lower grade ores placed on the leach pads (-24%).

    * Ovacik in Turkey sold 51,500 ounces (+41%) due to increased throughput (+45%) as tons mined increased (+66%) due to a pit extension. Total cash costs were slightly higher than the year ago quarter at $128 per ounce (+4%).

    * Martha in New Zealand sold 26,200 equity ounces (-5%) at total cash costs of $217 per ounce (+57%). Lower sales were driven by lower grade ores processed (-27%). Higher total cash costs were driven by mill liner replacement costs, higher power and consumables as well as a stronger New Zealand dollar.

    * Minahasa in Indonesia sold 23,100 equity ounces (-18%). While mining ceased at Minahasa in October 2001, the processing of stockpiled ore is expected to continue through the second quarter of 2004. Total cash costs were $182 per ounce (-30%).

    1. For a reconciliation of total cash costs per ounce or net cash costs per pound (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.


    Other Highlights

    Cash Position
    Cash and cash equivalents totaled $419.4 million at the end of the third quarter. During the third quarter, cash flow from operations plus the cash generated from the sale of Kinross Gold shares was utilized for:

    -- the extinguishment of the remaining NYOL derivative obligations ($26.2 million);
    --  net repayment of long-term debt ($138.7 million);
    -- capital expenditures on property, plant and mine development ($151.1 million); and
    --  payment of dividends ($16.4 million).

    Debt Reduction
    The Company's balance sheet continues to strengthen, with net repayment of $138.7 million of long-term debt during the quarter. The net debt to total capitalization ratio decreased to approximately 13% at the end of the third quarter, from 16% at the end of the second quarter and 20% at the end of 2002.
    On September 22, the Company announced the early redemption of the $100 million Battle Mountain Gold 6% Convertible Subordinated Debentures. Payment of approximately $104.9 million in principal and accrued interest will be made to bondholders on October 29.
    On October 10, the Company announced a tender offer for approximately $177 million of a subsidiary's 8.375% Senior Debentures due 2005. As of October 27, approximately $123.5 million had been irrevocably tendered. The offer is scheduled to expire on November 7, 2003, unless extended.
    On October 23, the Company announced a tender offer for $90 million of a subsidiary's 7.5% Notes due 2005. The offer is scheduled to expire on November 19, 2003, unless extended.

    Australian Gold Hedge Books
    The Company substantially eliminated the Australian gold hedge books during the quarter. Committed ounces were reduced by 195,000 ounces through the resolution of the NYOL insolvency process in Australia. NYOL was returned to the control of its Board of Directors on September 9.

    Newmont Capital
    Portfolio optimization efforts continue.  During the quarter, Newmont
Capital:

    -- reduced the Company's interest in Kinross Gold to approximately 4.9% through the sale of 28 million Kinross Gold shares, realizing pre-tax proceeds of $224.6 million;

    -- finalized a letter of intent with a subsidiary of Placer Dome America for a 25% interest in the Turquoise Ridge Joint Venture, as announced on September 24;

    -- advanced the acquisition of Moydow's 50% interest in the Ntotoroso property in the Ahafo project in Ghana;

    -- sold the Company's 24% stake in the Mt. Woods joint venture in Southern Australia for approximately 13% of Minotaur Resources Ltd.;

    -- secured a letter of intent with Southwestern Resources for a potential joint venture covering its Liam gold-silver project in south-central Peru. In addition, subscribed to a $5.0 million private placement in Southwestern Resources;

    -- entered into joint ventures with Adelaide Resources in South Australia, Andean American Mining in central Peru and with AXMIN in Mali; and

    -- obtained an agreement for the sale of Yandal's Wiluna mine to a management-led group of investors for approximately $2.8 million.

    Newmont Capital also manages the Company's royalty business. For the quarter, royalty revenues totaled $15.8 million, compared with $7.9 million for the year ago quarter. For the nine months, royalty revenues totaled $40.8 million, significantly higher than the $22.9 million for the first nine months of 2002. The increase is attributable to higher gold, oil and gas prices and a full year of revenues in 2003 compared to a partial year in 2002 due to the February 15, 2002 acquisition date of Franco-Nevada.


    Exploration & Project Development
    On September 24, the Company provided updated information on a number of projects that, if developed as currently anticipated, will increase annual gold sales from between 7.3 million and 7.4 million ounces in 2003 to approximately 7.7 million ounces in 2007. In addition, total cash costs are expected to decrease from the current 2003 forecast of between $202 and $208 per ounce to between $175 and $190 per ounce in 2007.
    In Nevada, gold production commenced at the Gold Quarry South Layback in Nevada. The Leeville project is proceeding well with surface facilities essentially complete. The sinking of the ventilation and production shafts is continuing on schedule. Leeville is expected to begin gold production in the fourth quarter of 2005. Engineering work for a bio-flotation circuit for Mill 5 is underway with an expected start-up in the fourth quarter of 2004. The Company expects bio-flotation, an $18 million capital investment, to increase the bio-milling process recovery rate from 55% to approximately 75% and, more importantly, to provide an economic process to treat mid-grade refractory material that would otherwise have been considered waste. At Twin Creeks, stripping commenced at the Section 30 Layback (south Mega Pit) in August.
Gold production is expected in 2005.
    At the end of the third quarter, Newmont had 64 drill rigs operating
around the world.   Exploration highlights during the quarter include
continuing positive results in Nevada and at the Ahafo and Akyem projects in Ghana.
    In Nevada, exploration and development drilling results continue to indicate excellent reserve addition potential at Gold Quarry and the Twin Creeks Sage Layback (north Mega Pit). At Midas, drilling continues to define a new vein of high grade gold mineralization discovered at a lower elevation than the main Midas veins.
    In Ghana, positive drill results across the trend at Ahafo and at the open pit at Akyem provide confidence that the Company will more than double existing reserves to 10 million equity ounces by year-end. The Company continues to update the feasibility studies for Ahafo and Akyem and expects to complete the Ahafo feasibility study update in November. Pending finalization of an acceptable foreign investment contract with the Ghanaian government, a development decision for the projects is expected by year-end 2003.


    Updated 2003 Forecast
    The Company has updated its 2003 Forecast (refer to Page 12 of 26). In summary, equity gold sales are projected to be between 7.3 million and 7.4 million ounces at total cash costs of between $202 and $208 per ounce. Changes to the previous forecast include:

    -- in Nevada, an expected $4 increase in total cash costs to $232 per ounce, largely reflecting the impact of the ground remediation efforts at Deep Post;

    -- at Yanacocha, a 7% increase in ounces sold to 1.47 million equity ounces, at slightly higher total cash costs of $120 per ounce;

    -- in Australia, marginally lower total cash costs of approximately $241 per ounce, at essentially unchanged forecasted sales of 1.9 million ounces; and

    -- at Batu Hijau, an expected 15% decrease in net cash costs of between $0.22 and $0.24 per pound. Forecasted copper sales are now between 340 million and 350 million equity pounds and equity gold sales increased from 290,000 ounces to 315,000 ounces.



     Statements of Consolidated Operations

                                             Three Months Ended September 30,
                                                      2003           2002
                                                   (unaudited, in thousands,
                                                       except per share)
     Revenues
       Sales - gold                                 $870,949       $697,829
       Sales - base metals, net                       10,211         14,339
       Royalties                                      15,832          7,900
                                                     896,992        720,068
     Costs and expenses
       Costs applicable to sales
        (exclusive of depreciation, depletion
        and amortization shown separately below)
         Gold                                        457,983        431,756
         Base metals                                   4,881         10,611
       Depreciation, depletion and amortization      151,443        133,649
       Exploration, research and development          30,646         25,356
       General and administrative                     28,954         29,742
       Write-down of long-lived assets                 3,582            283
       Other                                           5,498          6,756
                                                     682,987        638,153
     Other income (expense)
       Loss on investments, net                       (3,322)            --
       Loss on gold commodity derivative
        instruments, net                             (46,927)       (11,191)
       Gain on extinguishment of NYOL bonds, net      19,617             --
       Gain on extinguishment of NYOL derivatives
        liability, net                                29,928             --
       Dividends, interest income, foreign
        currency exchange and other income            22,376          7,926
       Interest expense, net                         (18,756)       (33,082)
                                                       2,916        (36,347)
     Pre-tax income before minority interest,
      equity (loss) income and impairment
      of affiliates                                  216,921         45,568
     Income tax expense                              (80,977)       (10,756)
     Minority interest in income of subsidiaries     (57,125)       (32,495)
     Equity loss and impairment of
      Australian Magnesium Corporation                  (574)          (486)
     Equity income of affiliates                      36,189         18,929
     Net income applicable to common shares         $114,434        $20,760
     Net income                                     $114,434        $20,760
     Other comprehensive income, net of tax           33,013        (75,443)
     Comprehensive income                           $147,447       $(54,683)
     Net income per common share, basic and diluted    $0.28          $0.05
     Basic weighted average common
      shares outstanding                             408,379        401,422
     Diluted weighted average common
      shares outstanding                             412,922        402,960
     Cash dividends declared per common share          $0.04          $0.03



     Statements of Consolidated Operations

                                              Nine Months Ended September 30,
                                                    2003             2002
                                                    (unaudited, in thousands,
                                                        except per share)
     Revenues
       Sales - gold                               $2,309,531     $1,789,579
       Sales - base metals, net                       42,379         46,644
       Royalties                                      40,773         22,902
                                                   2,392,683      1,859,125
     Costs and expenses
       Costs applicable to sales (exclusive of
        depreciation, depletion and amortization
        shown separately below)
         Gold                                      1,280,692      1,143,806
         Base metals                                  30,216         29,990
       Depreciation, depletion and amortization      421,373        359,437
       Exploration, research and development          82,365         55,711
       General and administrative                     86,656         78,709
       Write-down of long-lived assets                 5,376            283
       Other                                          29,836          6,165
                                                   1,936,514      1,674,101
     Other income (expense)
       Gain on investments, net                       81,393         47,298
       Gain (loss) on gold commodity
        derivative instruments, net                   24,742        (14,338)
       Gain on extinguishment of NYOL bonds, net     114,031             --
       Gain on extinguishment of NYOL
        derivatives liability, net                   106,506             --
       Loss on extinguishment of debt                (19,530)            --
       Dividends, interest income, foreign
        currency exchange and other income            86,020         23,514
       Interest expense, net                         (71,371)       (99,320)
                                                     321,791        (42,846)

     Pre-tax income before minority interest,
      equity (loss) income and impairment of
      affiliates and cumulative effect of a
      change in accounting principle                 777,960        142,178
     Income tax expense                             (232,578)       (41,765)
     Minority interest in income of subsidiaries    (130,721)       (62,329)
     Equity loss and impairment of
      Australian Magnesium Corporation              (120,059)        (1,174)
     Equity income of affiliates                      62,467         38,341
     Net income before cumulative effect
      of a change in accounting principle            357,069         75,251
     Cumulative effect of a change in
      accounting principle, net of tax               (34,533)         7,701
     Net income                                      322,536         82,952
     Preferred stock dividends                            --         (3,738)
     Net income applicable to common shares         $322,536        $79,214
     Net income                                     $322,536        $82,952
     Other comprehensive income, net of tax           93,172        (17,737)
     Comprehensive income                           $415,708        $65,215
     Net income per common share before
      cumulative effect of a change in
      accounting principle, basic                      $0.88          $0.20
     Cumulative effect of a change in
      accounting principle per
      common share, basic                             (0.08)           0.02
     Net income per common share, basic                $0.80          $0.22
     Net income per common share before
      cumulative effect of a change in
      accounting principle, diluted                    $0.88          $0.20
     Cumulative effect of a change in
      accounting principle per
      common share, diluted                           (0.09)           0.02
     Net income per common share, diluted              $0.79          $0.22
     Basic weighted average common
      shares outstanding                             405,243        360,577
     Diluted weighted average common
      shares outstanding                             407,941        362,023
     Cash dividends declared per common share          $0.12          $0.09



     Consolidated Balance Sheets

                                       September 30, 2003   December 31, 2002
                                                 (unaudited, in thousands)
                     ASSETS
     Cash and cash equivalents                $419,411             $401,683
     Marketable securities                     124,774               13,188
     Accounts receivable                        52,802               44,510
     Inventories                               178,076              169,324
     Stockpiles and ore on leach pads          242,139              328,993
     Prepaid taxes                              21,281               28,335
     Deferred stripping costs - short-term      49,871               32,085
     Deferred income tax assets                 54,286               51,451
     Newmont Australia infrastructure bonds    116,415                   --
     Other current assets                       66,103               43,687
       Current assets                        1,325,158            1,113,256
     Property, plant and mine
     development, net                        2,378,020            2,287,030
     Mineral interests and
      other intangible assets, net           1,373,457            1,415,348
     Investments                               727,134            1,206,705
     Deferred stripping costs - long-term       33,724               23,302
     Long-term stockpiles and ore
     on leach pads                             297,069              199,761
     Deferred income tax assets                887,994              761,428
     Other long-term assets                     95,457              123,112
     Goodwill                                3,037,201            3,024,576
       Total assets                        $10,155,214          $10,154,518
                  LIABILITIES
     Current portion of long-term debt        $175,927             $115,322
     Accounts payable                          148,890              105,277
     Deferred income tax liabilities             3,793               28,469
     Derivative instruments                      5,093               74,999
     Employee related benefits - short-term    143,038              100,936
     Other current liabilities                 347,190              268,460
       Current liabilities                     823,931              693,463
     Long-term debt                          1,198,126            1,701,282
     Reclamation and remediation
      liabilities                              418,340              288,536
     Deferred revenue from sale
      of future production                      53,841               53,841
     Derivative instruments                      8,563              388,659
     Deferred income tax liabilities           802,938              656,452
     Employee related benefits - long-term     205,121              234,103
     Other long-term liabilities               312,189              364,376
       Total liabilities                     3,823,049            4,380,712
     Minority interest in subsidiaries         368,238              354,558
              STOCKHOLDERS' EQUITY
       Total stockholders' equity            5,963,927            5,419,248
       Total liabilities and
        stockholders' equity               $10,155,214          $10,154,518



     Statement of Consolidated Cash Flows

                                                   Three Months Ended
                                                     September 30,
                                               2003                  2002
                                               (unaudited, in thousands)
     Operating activities:
       Net income                            $114,434               $20,760
       Adjustments to reconcile net
       income to net cash provided by
       operating activities:
         Depreciation, depletion
          and amortization                    151,443               133,649
         Accretion of accumulated
          reclamation obligations               5,799                    --
         Amortization of deferred
          stripping costs, net                (15,599)               19,856
         Deferred income taxes                  6,346               (16,282)
         Foreign currency exchange gain       (19,213)              (20,494)
         Minority interest,
          net of dividends                      6,042                31,195
         Equity income of affiliates,
          net of dividends                    (35,615)              (12,683)
         Write-downs of inventories,
          stockpiles and ore on leach pads      2,492                21,711
         Write-down of long-lived assets        5,376                   283
         Loss on investments, net               3,322                    --
         Loss on gold commodity
          derivative instruments, net          46,927                11,191
         Gain on extinguishment of
          NYOL bonds, net                     (19,617)                   --
         Gain on extinguishment of
          NYOL derivatives liability, net     (29,928)                   --
         Gain on sale of assets and other      (2,823)              (10,549)
         (Increase) decrease in
          operating assets:
           Accounts receivable                 (3,220)                3,352
           Inventories, stockpiles
            and ore on leach pads               6,450                (6,485)
           Other assets                        (4,429)               34,132
         Increase (decrease) in
          operating liabilities:
           Accounts payable and other
            accrued liabilities                 9,775                20,999
           Derivative instruments              (2,453)              (29,242)
           Early settlement of derivative
            instruments classified
            as cash flow hedges                    --                (1,168)
           Other liabilities                  (16,042)               46,835
     Net cash provided by
      operating activities                    209,467               247,060
     Investing activities:
       Additions to property, plant and
        mine development                     (151,099)              (97,361)
       Advances to joint ventures and
        affiliates, net                         6,190                    --
       Proceeds from sale of investments      230,537                   712
       Early settlement of ineffective
        derivative instruments                (26,191)              (11,857)
       Cash consideration for
        acquisition of Normandy and
        Franco-Nevada, net of cash
        received and transaction costs             --                  (229)
       Proceeds from asset sales and other        625                10,428
     Net cash (used in) provided by
      investing activities                     60,062               (98,307)
     Financing activities:
       Proceeds from long-term debt           377,478                 4,240
       Repayment of long-term debt           (516,223)             (115,041)
       Dividends paid on common
        and preferred stock                   (16,387)              (12,060)
       Proceeds from stock issuance
        and other                              29,997                 5,066
       Other                                       --                   687
     Net cash used in financing activities   (125,135)             (117,108)
     Effect of exchange rate changes
      on cash                                     276               (24,902)
     Net change in cash and
      cash equivalents                        144,670                 6,743
     Cash and cash equivalents
      at beginning of period                  274,741               285,405
     Cash and cash equivalents at
      end of period                          $419,411              $292,148
     Supplemental information:
       Interest paid, net of amounts
        capitalized                           $30,116               $33,956
       Income taxes paid                      $34,690               $20,220



     Statement of Consolidated Cash Flows
                                                       Nine Months Ended
                                                         September 30,
                                                      2003           2002
                                                   (unaudited, in thousands)
     Operating activities:
       Net income                                   $322,536        $82,952
       Adjustments to reconcile net income
        to net cash provided by
        operating activities:
         Depreciation, depletion and amortization    421,373        359,437
         Accretion of accumulated
          reclamation obligations                     17,119             --
         Amortization of deferred stripping
          costs, net                                 (29,713)        28,759
         Deferred income taxes                        15,091        (26,685)
         Foreign currency exchange gain              (53,232)        (9,990)
         Minority interest, net of dividends          50,448         58,329
         Equity loss (income) and impairment
          of affiliates, net of dividends             63,694        (27,542)
         Write-downs of inventories, stockpiles
          and ore on leach pads                       20,433         37,608
         Write-down of long-lived assets               5,376            283
         Cumulative effect of a change in
          accounting principle, net of tax            34,533         (7,701)
         Gain on investments, net                    (81,393)       (47,298)
         (Gain) loss on gold commodity
          derivative instruments, net                (24,742)        14,338
         Gain on extinguishment of
          NYOL bonds, net                           (114,031)            --
         Gain on extinguishment of
          NYOL derivatives liability, net           (106,506)            --
         Loss on extinguishment of debt               19,530             --
         Gain on sale of assets and other            (13,472)       (20,253)
         (Increase) decrease in operating assets:
           Accounts receivable                         4,780         17,765
           Inventories, stockpiles and
            ore on leach pads                        (19,124)       (11,926)
           Other assets                                2,903         49,013
         Increase (decrease) in operating
          liabilities:
           Accounts payable and other
            accrued liabilities                       63,931        (25,474)
           Derivative instruments                    (15,388)       (29,242)
           Early settlement of derivative
            instruments classified as
            cash flow hedges                        (120,993)        (1,168)
           Other liabilities                         (28,740)         3,939
     Net cash provided by operating activities       434,413        445,144
     Investing activities:
       Additions to property, plant and
        mine development                            (366,400)      (238,171)
       Advances to joint ventures and
        affiliates, net                              (40,013)       (24,750)
       Proceeds from sale of investments             232,190        491,445
       Proceeds from the sale of
        TVX Newmont Americas                         180,000             --
       Proceeds from sale of cross currency swaps         --         50,816
       Early settlement of ineffective
        derivative instruments                       (55,339)       (11,857)
       Cash consideration for acquisition
        of Newmont NFM minority interest
        and other acquisitions                       (11,195)            --
       Cash consideration for acquisition of
        Normandy and Franco-Nevada, net of
        cash received and transaction costs               --        (88,114)
       Proceeds from asset sales and other             1,613         30,316
     Net cash (used in) provided by
      investing activities                           (59,144)       209,685
     Financing activities:
       Proceeds from long-term debt                  492,478        493,371
       Repayment of long-term debt                  (838,583)    (1,026,858)
       Dividends paid on common and
        preferred stock                              (48,695)       (37,931)
       Proceeds from stock issuance and other         54,848         67,964
       Other                                              --             (4)
     Net cash used in financing activities          (339,952)      (503,458)
     Effect of exchange rate changes on cash         (17,589)        (8,654)
     Net change in cash and cash equivalents          17,728        142,717
     Cash and cash equivalents at
      beginning of period                            401,683        149,431
     Cash and cash equivalents at end of period     $419,411       $292,148
     Supplemental information:
       Interest paid, net of amounts capitalized     $97,413        $95,624
       Income taxes paid                            $145,157        $65,920



     Operating Statistics Summary
                                    North America  South America   Australia
      Three months ended
         September 30,                2003   2002   2003   2002   2003   2002
    Production Costs Per Ounce:
       Direct mining and production
        costs                         $254   $203   $120   $123   $228   $191
       Capitalized mining  & other     (20)    12     (4)    (3)    (6)    (1)
       Cash operating costs            234    215    116    120    222    190
       Royalties and production
        taxes                            5      7      5      4     13     11
       Total cash costs(5)             239    222    121    124    235    201
       Reclamation and mine closure
        costs                            4      2      3      5      2      4
       Total costs applicable to
        sales                          243    224    124    129    237    205
       Non-cash inventory adjustment    --     --     --     --     --     --
       Depreciation and amortization    57     49     58     42     61     50
       Depreciation and amortization
        adjustment                      --     --     --     --     --     18
      Total production costs(5)       $300   $273   $182   $171   $298   $273
    Consolidated gold sales (000
     ozs.)                           786.2  836.4  928.5  715.7  511.8  497.2

    Equity gold sales (000 ozs.)     786.2  836.4  495.0  394.5  511.8  475.3

    Average realized price per
     equity ounce                     $362   $314   $364   $314   $365   $319



                                                  Equity
                                  Other(1)     Investments         Total
                                               and Other(2)(3)
         Three months ended
            September 30,         2003   2002   2003   2002     2003     2002
    Production Costs Per Ounce:
       Direct mining and
        production costs          $193   $155     --     --     $208     $179
       Capitalized mining  &
        other                      (38)    (9)    --     --      (14)       4
       Cash operating costs        155    146     --     --      194      183
       Royalties and production
        taxes                        5      3     --     --        7        6
       Total cash costs(5)         160    149     --     --      201      189
       Reclamation and mine
        closure costs                2      5     --     --        3        4
       Total costs applicable to
        sales                      162    154     --     --      204      193
       Non-cash inventory
        adjustment                  --     --     --     --       --       --
       Depreciation and
        amortization                82     48     --     --       61       47
       Depreciation and
        amortization adjustment     --     24     --     --       --        7
      Total production costs(5)   $244   $226     --     --     $265     $247
    Consolidated gold sales (000
     ozs.)                       152.5  164.8    3.6    1.2  2,382.6  2,215.3

    Equity gold sales (000 ozs.) 151.0  162.9  120.1  218.9  2,064.1  2,088.0

    Average realized price per
     equity ounce                 $364   $315     --     --     $366     $315

    Copper Summary(4)

    Equity copper production
     (millions of lbs.)                                        125.5    138.6
    Equity copper sales
     (millions of lbs.)                                        112.0    127.1
    Net cash cost per equity
     pound                                                     $0.13    $0.25
    Average realized price per
     pound                                                     $0.84    $0.67


                            North America     South America       Australia

      Nine Months ended
       September 30,        2003     2002     2003     2002     2003     2002
    Production Costs Per
     Ounce:
       Direct mining and
        production costs    $249     $215     $125     $134     $226     $180
       Capitalized
        mining  & other      (18)       8       (4)      (2)      (2)       2
       Cash operating
        costs                231      223      121      132      224      182
       Royalties and
        production taxes       7        5        4        3       13       10
    Total cash costs(5)      238      228      125      135      237      192
       Reclamation and
        mine closure
        costs                  3        3        4        3        2        4
    Total costs
     applicable to sales     241      231      129      138      239      196
       Non-cash
        inventory
        adjustment            --        1       --       --       --        4
       Depreciation and
        amortization          61       48       59       55       58       48
       Depreciation and
        amortization
        adjustment            --       (1)      --       --       --       14
      Total production
       costs(5)             $302     $279     $188     $193     $297     $262
    Consolidated gold
     sales (000 ozs.)    2,170.7  2,292.0  2,364.8  1,821.0  1,467.6  1,223.9

    Equity gold sales
     (000 ozs.)          2,170.7  2,292.0  1,274.5  1,015.0  1,450.2  1,171.6

    Average realized
     price per equity
     ounce                  $353     $306     $355     $306     $354     $314



                                                  Equity
                                  Other(1)     Investments         Total
                                              and Other(2)(3)
      Nine Months ended
        September 30,             2003   2002   2003   2002     2003     2002
    Production Costs Per Ounce:
       Direct mining and
        production costs          $181   $156     --     --     $207     $185
       Capitalized mining  &
        other                      (17)    (8)    --     --      (10)       2
       Cash operating costs        164    148     --     --      197      187
       Royalties and production
        taxes                        4      3     --     --        8        6
    Total cash costs(5)            168    151     --     --      205      193
       Reclamation and mine
        closure costs                2      2     --     --        2        3
    Total costs applicable to
     sales                         170    153     --     --      207      196
       Non-cash inventory
        adjustment                  --      2     --     --       --        1
       Depreciation and
        amortization                71     51     --     --       61       51
       Depreciation and
        amortization adjustment     --     19     --     --       --        4
      Total production costs(5)   $241   $225     --     --     $268     $252
    Consolidated gold sales (000
     ozs.)                       470.8  474.3   10.4   10.3  6,484.3  5,821.5

    Equity gold sales (000 ozs.) 464.3  467.0  308.8  470.4  5,668.5  5,416.0

    Average realized price per
     equity ounce                 $355   $308     --     --     $357     $308

    Copper Summary(4)

    Equity copper production
     (millions of lbs.)                                        321.6    327.2
    Equity copper sales
     (millions of lbs.)                                        310.5    309.1
    Net cash cost per equity
     pound                                                     $0.25    $0.34
    Average realized price per
     pound                                                     $0.80    $0.72

    (1) Other includes Ovacik (Turkey), Zarafshan (Uzbekistan), Minahasa (Indonesia) and Martha (New Zealand).
    (2) Equity investments comprise Batu Hijau (and TVX Newmont Americas and Echo Bay Mining Limited through January 31, 2003).
    (3) Includes 10,400 and 10,300 ounces from the wholly-owned Golden Grove zinc/copper mine in 2003 and 2002, respectively.
    (4) Represents both Batu Hijau and Golden Grove
    (5) For a reconciliation of total cash costs and total production costs per ounce (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.



     Updated 2003 Forecast

                                                 Equity Gold          Total
                                                       Sales     Cash Costs
                                                    (000 oz)         ($/oz)
     North America
     Nevada                                            2,550           $232
     Mesquite(1)                                          50           $144
     Golden Giant                                        220           $233
     Holloway                                             70           $286
     La Herradura                                         70           $171
     Sub-total                                         2,960           $230

     South America
     Yanacocha                                         1,465           $120
     Kori Kollo                                          155           $183
     Sub-total                                         1,620           $126

     Australia
     Kalgoorlie                                          400           $277
     Pajingo                                             320           $130
     Tanami(2)                                           600           $245
     Yandal                                              575           $275
     Sub-total                                         1,895           $241

     Other
     Martha(2)                                            90           $236
     Zarafshan                                           220           $150
     Minahasa                                             90           $238
     Ovacik                                              160           $129
     Sub-total                                           560           $172

     Equity Investments
     Batu Hijau                                          315             --

     TOTAL                                     7,300 - 7,400    $202 - $208


     Notes:

     (1) Assumes sale to Western Goldfields is completed by November 2003.

     (2) Effective April 2003, 100% interest.



                           Equity Copper & Zinc Sales        Net Cash Costs
                                        (million lbs)                ($/lb)

     Batu Hijau - Copper                      340-350           $0.22-$0.24
     Golden Grove - Copper                      75-85           $0.63-$0.66
     Golden Grove - Zinc                      110-120           $0.20-$0.24



     Financial Projections (in millions, except tax rate)

     Royalty revenue                                 $45-$50
     Depreciation, depletion & amortization        $550-$570
     Exploration and research                      $100-$110
     General and administrative                    $105-$110
     Interest expense                                $90-$95
     Tax rate (assuming $360/oz gold)                   ~30%
     Capital expenditures                          $525-$550



    Sensitivity to Changes in the Gold Price

    An annualized $10 change in the gold price changes annual net income by approximately $50 million, assuming all other factors remain constant.
    An annualized $10 change in the gold price changes annual cash generated by operating activities by approximately $56 million, assuming all other factors remain constant.



    Supplemental Information

    1. Gold Production Summary - Americas

                                     Nevada         Canada    Yanacocha, Peru
       Three months ended
         September 30,             2003    2002   2003   2002    2003    2002
    Tons Mined (000 dry short
     tons):
        Open-Pit                 43,475  35,808    n/a    n/a  53,268  54,125
        Underground                 414     359    267    388     n/a     n/a
    Tons Milled/Processed (000):
        Oxide                     1,036   1,314    275    382     n/a     n/a
        Refractory                2,355   2,511    n/a    n/a     n/a     n/a
        Leach                     5,016   3,822    n/a    n/a  40,524  42,029
    Average Ore Grade (oz/ton):
        Oxide                     0.116   0.131  0.259  0.214     n/a     n/a
        Refractory                0.221   0.222    n/a    n/a     n/a     n/a
        Leach                     0.029   0.035    n/a    n/a   0.027   0.023
    Average Mill Recovery Rate:
        Oxide                     77.0%   76.2%  95.6%  94.7%     n/a     n/a
        Refractory                91.3%   86.2%    n/a    n/a     n/a     n/a
    Ounces Produced (000):        696.0   690.9   60.5   75.3   862.4   638.9
    Equity Ounces Produced
     (000):
        Oxide                      87.1   130.8   60.5   75.3     n/a     n/a
        Refractory                514.7   466.6    n/a    n/a     n/a     n/a
        Leach                      94.2    93.5    n/a    n/a   442.8   328.1
        Total                     696.0   690.9   60.5   75.3   442.8   328.1
    Equity Ounces Sold (000)      696.9   722.0   60.2   80.4   451.2   329.6

    Production Costs Per Ounce:
       Direct mining and
        production costs           $258    $204   $244   $201    $111    $116
       Capitalized mining  &
        other                       (22)     14      5      1      (3)     (2)
       Cash operating costs         236     218    249    202     108     114
       Royalties and production
        taxes                         4       7      6      1       5       5
       Total cash costs             240     225    255    203     113     119
       Reclamation and mine
        closure costs                 3       2      9      6       2       4
       Total costs applicable to
        sales                       243     227    264    209     115     123
       Non-cash inventory
        adjustment                   --      --     --     --      --      --
       Depreciation and
        amortization                 55      46     81     65      60      41
       Depreciation and
        amortization adjustment      --      --     --     --      --      --
       Total production costs      $298    $273   $345   $274    $175    $164



                                              Kori Kollo,
                                                 Bolivia          Other(1)
      Three months ended September 30,       2003     2002     2003     2002
    Tons Mined (000 dry short tons):
        Open-Pit                            1,425    4,894    3,042    2,918
        Underground                           n/a      n/a      n/a      n/a
    Tons Milled/Processed (000):
        Oxide                                 n/a      n/a      n/a      n/a
        Refractory                          1,764    1,952      n/a      n/a
        Leach                                 978    1,569    1,050    1,015
    Average Ore Grade (oz/ton):
        Oxide                                 n/a      n/a      n/a      n/a
        Refractory                          0.035    0.049      n/a      n/a
        Leach                               0.018    0.019    0.026    0.027
    Average Mill Recovery Rate:
        Oxide                                 n/a      n/a      n/a      n/a
        Refractory                          60.9%    58.7%      n/a      n/a
    Ounces Produced (000):                   48.4     72.0     29.1     34.0
    Equity Ounces Produced (000):
        Oxide                                 n/a      n/a      n/a      n/a
        Refractory                           32.9     50.4      n/a      n/a
        Leach                                 9.7     13.0     29.1     34.0
        Total                                42.6     63.4     29.1     34.0
    Equity Ounces Sold (000)                 43.8     64.9     29.1     34.0

    Production Costs Per Ounce:
       Direct mining and production costs    $216     $158     $183     $189
       Capitalized mining  & other            (17)      (6)      (3)      (5)
       Cash operating costs                   199      152      180      184
       Royalties and production taxes          --       --        7        7
       Total cash costs                       199      152      187      191
       Reclamation and mine closure costs      17        5        4        1
       Total costs applicable to sales        216      157      191      192
       Non-cash inventory adjustment           --       --       --       --
       Depreciation and amortization           34       48       65       79
       Depreciation and amortization
        adjustment                             --       --       --       --
       Total production costs                $250     $205     $256     $271

    (1) Other includes La Herradura and Mesquite



                                  Nevada          Canada     Yanacocha, Peru
       Nine months ended
         September 30,          2003     2002   2003   2002     2003     2002
    Tons Mined (000 dry
     short tons):
        Open-Pit             131,264  100,917    n/a    n/a  154,716  153,461
        Underground            1,256      980    926  1,171      n/a      n/a
    Tons Milled/Processed
     (000):
        Oxide                  1,795    3,774    943  1,180      n/a      n/a
        Refractory             6,865    6,703    n/a    n/a      n/a      n/a
        Leach                 12,619   11,582    n/a    n/a  113,317  108,549
    Average Ore Grade
     (oz/ton):
        Oxide                  0.148    0.124  0.242  0.225      n/a      n/a
        Refractory             0.216    0.215    n/a    n/a      n/a      n/a
        Leach                  0.029    0.032    n/a    n/a    0.028    0.023
    Average Mill Recovery
     Rate:
        Oxide                  82.7%    75.0%  95.3%  95.0%      n/a      n/a
        Refractory             90.7%    87.9%    n/a    n/a      n/a      n/a
    Ounces Produced (000):   1,859.2  1,916.3  212.2  261.2  2,183.9  1,589.5
    Equity Ounces Produced
     (000):
        Oxide                  217.4    353.1  212.2  261.2      n/a      n/a
        Refractory           1,360.9  1,237.7    n/a    n/a      n/a      n/a
        Leach                  280.9    325.5    n/a    n/a  1,121.4    816.2
        Total                1,859.2  1,916.3  212.2  261.2  1,121.4    816.2
    Equity Ounces Sold (000) 1,865.1  1,927.1  211.9  272.2  1,130.0    823.1

    Production Costs Per
     Ounce:
       Direct mining and
        production costs        $253     $220   $254   $194     $116     $129
       Capitalized mining  &
        other                    (22)       9      2      1       (3)      (3)
       Cash operating costs      231      229    256    195      113      126
       Royalties and
        production taxes           8        6      3     --        5        5
       Total cash costs          239      235    259    195      118      131
       Reclamation and mine
        closure costs              3        2      7      6        2        2
       Total costs
        applicable to sales      242      237    266    201      120      133
       Non-cash inventory
        adjustment                --        1     --     --       --       --
       Depreciation and
        amortization              57       46     89     68       62       57
       Depreciation and
        amortization
        adjustment                --       (2)    --     --       --       --
       Total production
        costs                   $299     $282   $355   $269     $182     $190



                                           Kori Kollo, Bolivia    Other(1)
       Nine months ended September 30,       2003      2002     2003     2002
    Tons Mined (000 dry short tons):
        Open-Pit                            7,638    14,631    8,918    9,022
        Underground                           n/a       n/a      n/a      n/a
    Tons Milled/Processed (000):
        Oxide                                 n/a       n/a      n/a      n/a
        Refractory                          5,400     5,746      n/a      n/a
        Leach                               3,696     4,664    3,067    2,971
    Average Ore Grade (oz/ton):
        Oxide                                 n/a       n/a      n/a      n/a
        Refractory                          0.036     0.049      n/a      n/a
        Leach                               0.017     0.018    0.026    0.026
    Average Mill Recovery Rate:
        Oxide                                 n/a       n/a      n/a      n/a
        Refractory                          62.4%     59.6%      n/a      n/a
    Ounces Produced (000):                  161.4     218.4     93.7     92.7
    Equity Ounces Produced (000):
        Oxide                                 n/a       n/a      n/a      n/a
        Refractory                          108.1     150.7      n/a      n/a
        Leach                                34.0      41.5     93.7     92.7
        Total                               142.1     192.2     93.7     92.7
    Equity Ounces Sold (000)                144.5     191.9     93.7     92.7

    Production Costs Per Ounce:
       Direct mining and production costs    $199      $160     $169     $182
       Capitalized mining  & other            (13)       (6)      (4)      (8)
       Cash operating costs                   186       154      165      174
       Royalties and production taxes          --        --        6        4
       Total cash costs                       186       154      171      178
       Reclamation and mine closure costs      12         4        3        2
       Total costs applicable to sales        198       158      174      180
       Non-cash inventory adjustment           --        --       --       --
       Depreciation and amortization           34        47       66       77
       Depreciation and amortization
        adjustment                             --        --       --       --
       Total production costs                $232      $205     $240     $257

    (1) Other includes La Herradura and Mesquite



    2. Gold Production Summary - Australia


                                             Kalgoorlie        Pajingo
      Three months ended September 30,       2003     2002    2003    2002
    Tons Mined (000 dry short tons)        13,178   11,492     204     158
    Tons Milled/Processed                   1,883    1,702     204     196
    Average Ore Grade (oz/ton)              0.069    0.059   0.466   0.366
    Average Mill Recovery Rate              84.0%    81.9%   96.8%   96.6%
    Ounces Produced (000)                   115.6     94.1    91.2    69.6
    Equity Ounces Produced (000)            115.6     94.1    91.2    69.6
    Equity Ounces Sold (000)                116.0     94.6    90.9    77.2

    Production Costs Per Ounce:
       Direct mining and production costs    $283     $199    $131     $96
       Capitalized mining  & other            (25)      18     (13)     (3)
       Cash operating costs                   258      217     118      93
       Royalties and production taxes           8        7      10       5
       Total cash costs                       266      224     128      98
       Reclamation and mine closure costs       4        4      --       3
       Total costs applicable to sales        270      228     128     101
       Non-cash inventory adjustment           --        1      --      --
       Depreciation and amortization           19       22      90      48
       Depreciation and amortization
        adjustment                             --        7      --      54
       Total production costs                $289     $258    $218    $203


                                               Tanami            Yandal
      Three months ended September 30,       2003     2002     2003     2002
    Tons Mined (000 dry short tons)         4,948    4,103    1,002    1,001
    Tons Milled/Processed                   1,214    1,112    1,394    1,417
    Average Ore Grade (oz/ton)              0.129    0.147    0.120    0.122
    Average Mill Recovery Rate              95.7%    96.4%    90.1%    91.3%
    Ounces Produced (000)                   151.3    156.9    150.7    165.9
    Equity Ounces Produced (000)            151.3    134.7    150.7    165.9
    Equity Ounces Sold (000)                153.1    133.4    151.8    170.1

    Production Costs Per Ounce:
       Direct mining and production costs    $215     $187     $258     $232
       Capitalized mining  & other              3       (2)       3       (8)
       Cash operating costs                   218      185      261      224
       Royalties and production taxes          23       21        8        7
       Total cash costs                       241      206      269      231
       Reclamation and mine closure costs       1        4        3        5
       Total costs applicable to sales        242      210      272      236
       Non-cash inventory adjustment           --       --       --       --
       Depreciation and amortization           58       31       80       80
       Depreciation and amortization
        adjustment                             --       37       --       (6)
       Total production costs                $300     $278     $352     $310



                                             Kalgoorlie        Pajingo
       Nine Months ended September 30        2003     2002    2003    2002
    Tons Mined (000 dry short tons)        36,229   28,334     576     472
    Tons Milled/Processed                   5,327    4,438     598     537
    Average Ore Grade (oz/ton)              0.071    0.059   0.442   0.381
    Average Mill Recovery Rate              85.2%    82.7%   96.8%   96.8%
    Ounces Produced (000)                   309.2    223.1   258.3   203.8
    Equity Ounces Produced (000)            309.2    223.1   258.3   203.8
    Equity Ounces Sold (000)                309.2    221.1   258.7   208.6

    Production Costs Per Ounce:
       Direct mining and production costs    $256     $202    $122     $87
       Capitalized mining  & other             (2)      11      (8)     (3)
       Cash operating costs                   254      213     114      84
       Royalties and production taxes           9        7      11       7
       Total cash costs                       263      220     125      91
       Reclamation and mine closure costs       3        5      --       3
       Total costs applicable to sales        266      225     125      94
       Non-cash inventory adjustment           --       10      --       4
       Depreciation and amortization           23       24      80      42
       Depreciation and amortization
        adjustment                             --        4      --      43
       Total production costs                $289     $263    $205    $183



                                               Tanami           Yandal
       Nine Months ended September 30        2003     2002    2003    2002
    Tons Mined (000 dry short tons)        15,929   16,833   2,731   8,241
    Tons Milled/Processed                   3,446    2,722   4,010   3,416
    Average Ore Grade (oz/ton)              0.141    0.144   0.117   0.136
    Average Mill Recovery Rate              96.1%    96.6%   90.4%   92.1%
    Ounces Produced (000)                   467.7    382.6   433.6   437.9
    Equity Ounces Produced (000)            448.5    328.6   433.6   437.9
    Equity Ounces Sold (000)                449.3    318.1   433.0   423.8

    Production Costs Per Ounce:
       Direct mining and production costs    $225     $183    $268    $211
       Capitalized mining  & other             (7)       1       6       1
       Cash operating costs                   218      184     274     212
       Royalties and production taxes          21       18       9       8
       Total cash costs                       239      202     283     220
       Reclamation and mine closure costs       1        4       3       5
       Total costs applicable to sales        240      206     286     225
       Non-cash inventory adjustment           --        3      --       1
       Depreciation and amortization           59       28      70      80
       Depreciation and amortization
        adjustment                             --       36      --     (13)
       Total production costs                $299     $273    $356    $293



    3. Gold Production Summary - Other

                                               Zarafshan,         Ovacik,
                                               Uzbekistan         Turkey
      Three months ended September 30,       2003     2002     2003     2002
    Tons Mined (000 dry short tons)           n/a      n/a    2,152    1,296
    Tons Milled/Processed:
        Leach                               2,082    2,053      n/a      n/a
        Mill                                  n/a      n/a      151      104
    Average Ore Grade (oz/ton)              0.042    0.055    0.338    0.343
    Average Mill Recovery Rate                n/a      n/a    93.7%    94.2%
    Ounces Produced (000)                    51.6     67.1     48.0     34.1
    Equity Ounces Produced (000)             51.6     67.1     48.0     34.1
    Equity Ounces Sold (000)                 50.2     70.3     51.5     36.6

    Production Costs Per Ounce:
       Direct mining and production costs    $151     $120     $136     $117
       Capitalized mining  & other              2        2      (21)      (4)
       Cash operating costs                   153      122      115      113
       Royalties and production taxes          --       --       13       10
       Total cash costs                       153      122      128      123
       Reclamation and mine closure costs       2       (3)       1        4
       Total costs applicable to sales        155      119      129      127
       Non-cash inventory adjustment           --       --       --       --
       Depreciation and amortization           49       38       82       40
       Depreciation and amortization
        adjustment                             --       --       --       65
       Total production costs                $204     $157     $211     $232


                                              Martha,          Minahasa,
                                            New Zealand        Indonesia
      Three months ended September 30,       2003     2002     2003     2002
    Tons Mined (000 dry short tons)         1,549    2,061      n/a      n/a
    Tons Milled/Processed:
        Leach                                 n/a      n/a      n/a      n/a
        Mill                                  354      320      172      180
    Average Ore Grade (oz/ton)              0.078    0.107    0.142    0.190
    Average Mill Recovery Rate              93.9%    89.3%    93.0%    89.4%
    Ounces Produced (000)                    26.4     30.8     22.2     33.4
    Equity Ounces Produced (000)             26.3     30.8     20.9     31.5
    Equity Ounces Sold (000)                 26.2     27.7     23.1     28.3

    Production Costs Per Ounce:
       Direct mining and production costs    $401     $192     $173     $255
       Capitalized mining  & other           (184)     (54)       3        1
       Cash operating costs                   217      138      176      256
       Royalties and production taxes          --       --        6        3
       Total cash costs                       217      138      182      259
       Reclamation and mine closure costs       2        5        6       25
       Total costs applicable to sales        219      143      188      284
       Non-cash inventory adjustment           --       --       --       --
       Depreciation and amortization          129       70       97       68
       Depreciation and amortization
        adjustment                             --       54       --       --
       Total production costs                $348     $267     $285     $352



                                               Zarafshan,         Ovacik,
                                               Uzbekistan          Turkey
       Nine Months ended September 30        2003     2002     2003     2002
    Tons Mined (000 dry short tons)           n/a      n/a    4,061    3,162
    Tons Milled/Processed:
        Leach                               6,116    5,912      n/a      n/a
        Mill                                  n/a      n/a      435      241
    Average Ore Grade (oz/ton)              0.043    0.052    0.335    0.376
    Average Mill Recovery Rate                n/a      n/a    93.6%    92.5%
    Ounces Produced (000)                   170.1    200.8    136.1     86.5
    Equity Ounces Produced (000)            170.1    200.8    136.1     86.5
    Equity Ounces Sold (000)                171.9    194.0    137.7     84.6

    Production Costs Per Ounce:
       Direct mining and production costs    $146     $133     $120     $119
       Capitalized mining  & other              2        2       (6)      (2)
       Cash operating costs                   148      135      114      117
       Royalties and production taxes          --       --       12       11
       Total cash costs                       148      135      126      128
       Reclamation and mine closure costs       2       (2)       1        4
       Total costs applicable to sales        150      133      127      132
       Non-cash inventory adjustment           --       --       --        7
       Depreciation and amortization           46       41       82       25
       Depreciation and amortization
        adjustment                             --       --       --       61
       Total production costs                $196     $174     $209     $225



                                                Martha,          Minahasa,
                                              New Zealand        Indonesia
       Nine Months ended September 30        2003     2002     2003     2002
    Tons Mined (000 dry short tons)         3,839    4,141      n/a      n/a
    Tons Milled/Processed:
        Leach                                 n/a      n/a      n/a      n/a
        Mill                                  990      820      544      525
    Average Ore Grade (oz/ton)              0.082    0.104    0.158    0.218
    Average Mill Recovery Rate              91.8%    90.3%    91.1%    90.9%
    Ounces Produced (000)                    74.5     77.6     78.4    116.3
    Equity Ounces Produced (000)             72.8     77.6     73.7    109.4
    Equity Ounces Sold (000)                 73.5     74.3     81.2    114.1

    Production Costs Per Ounce:
       Direct mining and production costs    $331     $192     $222     $200
       Capitalized mining  & other           (106)     (60)       3        2
       Cash operating costs                   225      132      225      202
       Royalties and production taxes          --       --        6        4
       Total cash costs                       225      132      231      206
       Reclamation and mine closure costs       2        4        4        6
       Total costs applicable to sales        227      136      235      212
       Non-cash inventory adjustment           --        7       --       --
       Depreciation and amortization          111       80       68       69
       Depreciation and amortization
        adjustment                             --       51       --       --
       Total production costs                $338     $274     $303     $281



    4. Base Metal Summary - Batu Hijau and Golden Grove


                                         Three months ended  Nine months ended
                                           September 30,       September 30,
                  Batu Hijau                 2003     2002    2003     2002
    Total tons mined (000)                  60,928   67,634  174,275  185,261
    Total dry tons processed (000)          12,300   14,226   36,951   39,026
    Average copper grade                     0.82%    0.86%    0.74%    0.73%
    Average recovery rate                    90.7%    90.4%    89.2%    89.3%
    Copper pounds produced (000)           184,154  219,645  488,168  505,375
    Equity copper pounds produced (000)    103,587  123,550  274,595  284,273
    Equity copper pounds sold (000)        103,246  114,487  264,290  271,427
    Copper price per pound                   $0.84    $0.62    $0.80    $0.70

    Equity ounces of gold sold (000)         116.5     96.9    262.7    200.2

    Equity net cash cost per pound           $0.10    $0.24    $0.19    $0.31
    Equity non-cash cost per pound            0.17     0.14     0.19     0.18
    Equity total production cost per pound   $0.27    $0.38    $0.38    $0.49


                                     Three months ended    Nine months ended
                                        September 30,        September 30,
              Golden Grove                 2003     2002        2003     2002
    Total tons mined                    370,199  386,003   1,063,543  951,971
    Total dry tons processed            346,008  363,350   1,044,689  917,362

    Average copper grade                  4.68%    4.83%       4.84%    5.17%
    Average copper recovery rate          92.9%    87.8%       92.0%    89.5%
    Copper produced pounds (000)         21,891   15,078      46,991   42,927
    Copper sold pounds (000)              8,711   12,594      46,167   37,669
    Copper price per pound                $0.77    $1.08       $0.79    $0.83
    Copper cash cost per pound            $0.47    $0.31       $0.54    $0.55

    Average zinc grade                   13.42%   15.29%      12.37%   13.81%
    Average zinc recovery rate            90.0%    90.1%       90.5%    84.6%
    Zinc produced pounds (000)           12,518   35,174      87,394   76,062
    Zinc sold pounds (000)                9,504   43,455      63,132  112,837
    Zinc price per pound                  $1.03    $0.17       $0.45    $0.27
    Zinc cash cost per pound              $0.69    $0.28       $0.31    $0.17

    Ounces of gold sold (000)               3.6      1.2        10.4     10.3
    Ounces of silver sold (000)           391.0     46.1     1,165.8    899.5



    5. Reconciliation of Costs Applicable to Sales to Total Cash Costs Per Ounce and Per Pound, and Total Production Costs Per Ounce and Per Pound

    The total cash costs and total production costs per ounce or pound are non-GAAP performance measures that are intended to provide investors with information about the cash generating capacities and profitability of Newmont's mining operations. Newmont's management uses these measures for the same purpose and for monitoring the performance of its mining operations. These measures differ from measures determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance or liquidity determined in accordance with GAAP. These measures were developed in conjunction with gold mining companies associated with the Gold Institute in an effort to provide a level of comparability; however, Newmont's measures may not be comparable to similarly-titled measures of other companies.


     Three months ended                                               Total
      September 30,                         La     Golden             North
      2003             Nevada  Mesquite  Herradura  Giant   Holloway  America
     Costs applicable
      to sales
      under GAAP      $172.2       $2.6    $3.1    $10.6      $5.3   $193.8
       Minority
        interest          --         --      --       --        --       --
       Reclamation/
        accretion
        expense        (1.7)      (0.1)   (0.1)    (0.3)     (0.2)    (2.4)
       Write-down
        inventories    (1.9)         --      --       --        --    (1.9)
       Other           (7.8)         --      --       --        --    (7.8)

     Total cash cost
      for per ounce
      calculations     160.8        2.5     3.0     10.3       5.1    181.7
       Reclamation/
        accretion
        expense and
        other            1.7        0.1     0.1      0.3       0.2      2.4
       Depreciation,
        depletion and
        amortization    37.1        1.1     0.8      3.4       1.4     43.8
       Minority interest
        and other         --         --      --       --        --       --

     Total production
      cost for per
      ounce
      calculations    $199.6       $3.7    $3.9    $14.0      $6.7   $227.9

     Equity ounces
      sold (000)       696.9       12.6    16.5     42.8      17.4    786.2
     Equity total
      cash cost per
      ounce sold        $240       $196    $181     $238      $297     $239
     Equity total
      production cost
      per ounce sold    $298       $289    $231     $328      $388     $300

     Three months ended                   Total
      September 30,                Kori   South
      2003            Yanacocha   Kollo  America  Pajingo  Kalgoorlie  Yandal
     Costs applicable
      to sales
      under GAAP      $105.3      $10.8  $116.1    $11.7     $31.3    $41.7
       Minority
        interest      (53.3)      (1.3)  (54.6)       --        --       --
       Reclamation/
        accretion
        expense        (0.8)      (0.7)   (1.5)       --     (0.3)    (0.5)
       Write-down
        inventories       --         --      --       --        --    (0.3)
       Other              --         --      --       --        --       --

     Total cash cost
      for per ounce
      calculations      51.2        8.8    60.0     11.7      31.0     40.9
       Reclamation/
        accretion
        expense
        and other        0.8        0.7     1.5       --       0.3      0.4
       Depreciation,
        depletion and
        amortization    48.5        1.7    50.2      8.2       2.3     12.2
       Minority
        interest and
        other         (21.2)      (0.2)  (21.4)       --        --       --

     Total production
      cost for
      per ounce
      calculations     $79.3      $11.0   $90.3    $19.9     $33.6    $53.5

     Equity ounces
      sold (000)       451.2       43.8   495.0     90.9     116.0    151.8
     Equity total
      cash cost per
      ounce sold        $113       $199    $121     $128      $266     $269
     Equity total
      production cost
      per ounce sold    $175       $250    $182     $218      $289     $352

     Three months ended
      September 30,   NFM      Total    Zarafshan,
      2003           Tanami  Australia  Uzbekistan  Minahasa  Martha  Ovacik
     Costs applicable
      to sales under
      GAAP           $37.2    $121.9       $7.7     $4.6      $5.8     $6.7
       Minority
        interest       0.1       0.1         --       --       0.1       --
       Reclamation/
        accretion
        expense      (0.3)     (1.1)         --    (0.1)     (0.1)       --
       Write-down
        inventories     --     (0.3)         --       --        --       --
       Other            --        --         --    (0.3)        --       --

     Total cash
      cost for per
      ounce
      calculations    37.0     120.6        7.7      4.2       5.8      6.7
       Reclamation/
        accretion
        expense and
        other           --       0.6         --      0.1        --      0.1
       Depreciation,
        depletion
        and
        amortization   8.8      31.5        2.5      2.4       3.3      4.2
       Minority
        interest
        and other       --        --         --    (0.1)        --       --

     Total production
      cost for
      per ounce
      calculations   $45.8    $152.7      $10.2     $6.6      $9.1    $11.0

     Equity ounces
      sold (000)     153.1     511.8       50.2     23.1      26.2     51.5
     Equity total
      cash cost
      per ounce
      sold            $241      $235       $153     $182      $217     $128
     Equity total
      production
      cost per
      ounce sold      $300      $298       $204     $285      $348     $211

     Three months
      ended             Total
      September 30,     Other     Total   Golden     Other
      2003         International   Gold    Grove   Non-Gold  Consolidated
     Costs applicable
      to sales
      under GAAP       $24.8     $456.6    $4.8     $1.5    $462.9
       Minority
        interest         0.1     (54.4)      --       --    (54.4)
       Reclamation/
        accretion
        expense        (0.3)      (5.3)      --       --     (5.3)
       Write-down
        inventories       --      (2.2)   (0.3)       --     (2.5)
       Other           (0.3)      (8.1)   (4.5)    (1.5)    (14.1)

     Total cash cost
      for per ounce
      calculations      24.3      386.6      --       --     386.6
       Reclamation/
        accretion
        expense and
        other            0.2        4.7      --       --       4.7
       Depreciation,
        depletion and
        amortization    12.4      137.9     2.0     11.6     151.5
       Minority
        interest
        and other      (0.1)     (21.5)   (2.0)   (11.6)    (35.1)

     Total production
      cost for per
      ounce
      calculations     $36.8     $507.7      --       --    $507.7

     Equity ounces
      sold (000)       151.0    1,944.0     n/a      n/a   1,944.0
     Equity total
      cash cost per
      ounce sold        $160       $201     n/a      n/a      $201
     Equity total
      production
      cost per
      ounce sold        $244       $265     n/a      n/a      $265



     Three months ended                                                Total
      September 30,                         La     Golden              North
      2002             Nevada  Mesquite  Herradura  Giant   Holloway  America
     Costs applicable
      to sales
      under GAAP      $184.7       $3.5    $3.0    $13.6      $3.4   $208.2
       Minority
        interest          --         --      --       --        --       --
       Reclamation
        expense        (1.5)         --      --    (0.4)     (0.1)    (2.0)
       Write-down
        inventories   (20.4)         --      --    (0.2)        --   (20.6)
       Non-cash
        inventory
        adjustment       0.1         --      --       --        --      0.1
       Other           (0.3)         --      --       --        --    (0.3)

     Total cash
      cost for
      per ounce
      calculations     162.6        3.5     3.0     13.0       3.3    185.4
       Reclamation
        expense and
        other            1.5         --      --      0.4       0.1      2.0
       Depreciation,
        depletion and
        amortization    32.7        1.7     0.9      4.2       1.1     40.6
       Minority
        interest and
        other             --         --      --       --        --       --

     Total production
      cost for
      per ounce
      calculations    $196.8       $5.2    $3.9    $17.6      $4.5   $228.0

     Equity ounces
      sold (000)       722.0       16.3    17.7     60.4      20.0    836.4
     Equity total
      cash cost per
      ounce sold        $225       $214    $169     $217      $161     $222
     Equity total
      production cost
      per ounce sold    $273       $322    $223     $293      $218     $273



     Three months ended                   Total
      September 30,                Kori   South
      2002            Yanacocha   Kollo  America  Pajingo  Kalgoorlie  Yandal
     Costs applicable
      to sales under
      GAAP             $82.4      $11.6   $94.0     $7.8     $21.6    $40.8
       Minority
        interest      (41.1)      (1.4)  (42.5)       --        --       --
       Reclamation
        expense        (1.4)      (0.3)   (1.7)    (0.2)     (0.4)    (0.9)
       Write-down
        inventories       --         --      --       --        --    (0.6)
       Non-cash
        inventory
        adjustment        --         --      --       --     (0.1)       --
       Other           (0.7)         --   (0.7)    (0.1)        --       --

     Total cash
      cost for
      per ounce
      calculations      39.2        9.9    49.1      7.5      21.1     39.3
       Reclamation
        expense and
        other            1.4        0.3     1.7      0.2       0.5      0.9
       Depreciation,
        depletion and
        amortization    24.6        3.5    28.1      7.9       2.8     12.6
       Minority
        interest and
        other         (11.5)      (0.4)  (11.9)       --        --       --

     Total production
      cost for per
      ounce
      calculations     $53.7      $13.3   $67.0    $15.6     $24.4    $52.8

     Equity ounces
      sold (000)       329.6       64.9   394.5     77.2      94.6    170.1
     Equity total
      cash cost per
      ounce sold        $119       $152    $124      $98      $224     $231
     Equity total
      production cost
      per ounce sold    $164       $205    $171     $203      $267     $310



     Three months ended
      September 30,   NFM      Total    Zarafshan,
      2002           Tanami  Australia  Uzbekistan  Minahasa  Martha  Ovacik
     Costs applicable
      to sales under
      GAAP             $32.9     $103.1    $8.4     $8.8      $4.0     $4.7
       Minority
        interest       (4.6)      (4.6)      --       --        --       --
       Reclamation
        expense        (0.6)      (2.1)     0.2    (0.8)     (0.1)    (0.1)
       Write-down
        inventories       --      (0.6)      --    (0.3)        --       --
       Non-cash
        inventory
        adjustment        --      (0.1)      --       --        --       --
       Other           (0.5)      (0.6)      --    (0.4)        --    (0.1)

     Total cash cost
      for per ounce
      calculations      27.2       95.1     8.6      7.3       3.9      4.5
       Reclamation
        expense and
        other            0.6        2.2   (0.2)      0.8       0.1      0.1
       Depreciation,
        depletion and
        amortization    10.7       34.0     2.6      2.1       3.4      3.8
       Minority
        interest and
        other          (1.5)      (1.5)      --    (0.1)        --       --

     Total production
      cost for
      per ounce
      calculations     $37.0     $129.8   $11.0    $10.1      $7.4     $8.4

     Equity ounces
      sold (000)       133.4      475.3    70.3     28.3      27.7     36.6
     Equity total
      cash cost
      per ounce sold    $206       $201    $122     $259      $224     $123
     Equity total
      production cost
      per ounce sold    $278       $273    $157     $352      $267     $232



     Three months
      ended             Total                              Other
      September 30,     Other     Total   Golden           Non-
      2002         International  Gold    Grove   Kasese   Gold  Consolidated
     Costs applicable
      to sales under
      GAAP             $25.9     $431.2    $8.8    $1.7    $0.7      $442.4
       Minority
        interest          --     (47.1)      --      --      --      (47.1)
       Reclamation
        expense        (0.8)      (6.6)      --      --      --       (6.6)
       Write-down
        inventories    (0.3)     (21.5)   (0.2)      --      --      (21.7)
       Non-cash
        inventory
        adjustment        --         --      --      --      --          --
       Other           (0.5)      (2.1)   (8.6)   (1.7)   (0.7)      (13.1)

     Total cash
      cost for
      per ounce
      calculations      24.3      353.9      --      --      --       353.9
       Reclamation
        expense and
        other            0.8        6.7      --      --      --         6.7
       Depreciation,
        depletion and
        amortization    11.9      114.6     5.6      --    13.4       133.6
       Minority
        interest
        and other      (0.1)     (13.5)   (5.6)      --  (13.4)      (32.5)

     Total
      production
      cost for
      per ounce
      calculations     $36.9     $461.7      --      --      --      $461.7

     Equity ounces
      sold (000)       162.9    1,869.1     n/a     n/a     n/a     1,869.1
     Equity total
      cash cost
      per ounce
      sold              $149       $189     n/a     n/a     n/a        $189
     Equity total
      production
      cost per
      ounce sold        $226       $247     n/a     n/a     n/a        $247



     Nine months ended                                                Total
      September 30,                         La     Golden             North
      2003             Nevada  Mesquite  Herradura  Giant   Holloway  America
     Costs applicable
      to sales under
      GAAP            $456.1       $7.6    $8.8    $41.0     $15.4   $528.9
       Minority
        interest          --         --      --       --        --       --
       Reclamation/
        accretion
        expense        (4.8)      (0.2)   (0.1)    (1.2)     (0.4)    (6.7)
       Write-down
        inventories    (2.9)         --      --       --        --    (2.9)
       Other          (11.0)         --      --       --        --   (11.0)

     Total cash cost
      for per ounce
      calculations     437.4        7.4     8.7     39.8      15.0    508.3
       Reclamation/
        accretion
        expense and
        other            4.8        0.2     0.1      1.2       0.4      6.7
       Depreciation,
        depletion and
        amortization   103.4        3.6     2.5     15.0       3.8    128.3
       Minority
        interest
        and other         --         --      --       --        --       --

     Total production
      cost for
      per ounce
      calculations    $545.6      $11.2   $11.3    $56.0     $19.2   $643.3

     Equity ounces
      sold (000)     1,865.1       42.8    50.9    161.8      50.1  2,170.7
     Equity total
      cash cost
      per ounce sold    $239       $172    $171     $246      $300     $238
     Equity total
      production cost
      per ounce sold    $299       $261    $222     $347      $384     $302



     Nine months ended                    Total
      September 30,                Kori   South
      2003            Yanacocha   Kollo  America  Pajingo  Kalgoorlie  Yandal
     Costs applicable
      to sales under
      GAAP            $274.3      $32.6  $306.9    $32.5     $83.4   $126.8
       Minority
        interest     (138.7)      (3.9) (142.6)       --        --       --
       Reclamation/
        accretion
        expense        (2.5)      (1.8)   (4.3)    (0.1)     (1.1)    (1.6)
       Write-down
        inventories       --         --      --       --     (1.0)    (2.7)
       Other              --         --      --       --        --       --

     Total cash cost
      for per ounce
      calculations     133.1       26.9   160.0     32.4      81.3    122.5
       Reclamation/
        accretion
        expense
        and other        2.5        1.8     4.3    (0.2)       1.1      1.5
       Depreciation,
        depletion and
        amortization   124.4        5.6   130.0     20.7       6.9     30.2
       Minority
        interest
        and other     (54.3)      (0.7)  (55.0)       --        --       --

     Total production
      cost for
      per ounce
      calculations    $205.7      $33.6  $239.3    $52.9     $89.3   $154.2

     Equity ounces
      sold (000)     1,130.0      144.5 1,274.5    258.7     309.2    433.0
     Equity total
      cash cost per
      ounce sold        $118       $186    $125     $125      $263     $283
     Equity total
      production cost
      per ounce sold    $182       $232    $188     $205      $289     $356



     Nine months ended
      September 30,     NFM      Total    Zarafshan,
      2003             Tanami  Australia  Uzbekistan  Minahasa  Martha  Ovacik
     Costs applicable
      to sales under
      GAAP            $114.6    $357.3     $25.7      $21.7    $19.7   $17.6
       Minority
        interest       (4.2)     (4.2)        --         --    (0.3)      --
       Reclamation/
        accretion
        expense        (0.8)     (3.6)     (0.2)      (0.4)    (0.3)   (0.2)
       Write-down
        inventories    (2.0)     (5.7)        --      (1.3)    (2.6)      --
       Other              --        --        --      (1.3)       --      --

     Total cash
      cost for
      per ounce
      calculations     107.6     343.8      25.5       18.7     16.5    17.4
       Reclamation/
        accretion
        expense and
        other            0.1       2.5       0.2        0.4      0.1     0.1
       Depreciation,
        depletion and
        amortization    27.5      85.3       8.0        5.8      8.2    11.4
       Minority
        interest
        and other      (1.0)     (1.0)        --      (0.3)    (0.1)      --

     Total production
      cost for
      per ounce
      calculations    $134.2    $430.6     $33.7      $24.6    $24.7   $28.9

     Equity ounces
      sold (000)       449.3   1,450.2     171.9       81.2     73.5   137.7
     Equity total
      cash cost per
      ounce sold        $239      $237      $148       $231     $225    $126
     Equity total
      production cost
      per ounce sold    $299      $297      $196       $303     $338    $209

     Nine months
      ended             Total
      September 30,     Other     Total   Golden     Other
      2003         International   Gold    Grove   Non-Gold  Consolidated
     Costs applicable
      to sales under
      GAAP             $84.7   $1,277.8   $29.7     $3.4     $1,310.9
       Minority
        interest       (0.3)    (147.1)      --       --      (147.1)
       Reclamation/
        accretion
        expense        (1.1)     (15.7)      --       --       (15.7)
       Write-down
        inventories    (3.9)     (12.5)   (7.1)       --       (19.6)
       Other           (1.3)     (12.3)  (22.6)    (3.4)       (38.3)

     Total cash cost
      for per ounce
      calculations      78.1    1,090.2      --       --      1,090.2
       Reclamation/
        accretion
        expense and
        other            0.8       14.3      --       --         14.3
       Depreciation,
        depletion and
        amortization    33.4      377.0    15.8     28.6        421.4
       Minority
        interest
        and other      (0.4)     (56.4)  (15.8)   (28.6)      (100.8)

     Total production
      cost for
      per ounce
      calculations    $111.9   $1,425.1      --       --     $1,425.1

     Equity ounces
      sold (000)       464.3    5,359.7     n/a      n/a      5,359.7
     Equity total
      cash cost per
      ounce sold        $168       $205     n/a      n/a         $205
     Equity total
      production cost
      per ounce sold    $241       $268     n/a      n/a         $268



     Nine months ended                                                Total
      September 30,                         La     Golden             North
      2002             Nevada  Mesquite  Herradura  Giant   Holloway  America
     Costs applicable
      to sales under
      GAAP            $494.2       $8.0    $8.7    $40.9     $14.1   $565.9
       Minority
        interest          --         --      --       --        --       --
       Reclamation
        expense        (4.4)         --   (0.1)    (1.2)     (0.4)    (6.1)
       Write-down
        inventories   (35.7)         --      --    (0.2)        --   (35.9)
       Non-cash
        inventory
        adjustment     (1.4)         --      --       --        --    (1.4)
       Other           (0.3)         --      --       --        --    (0.3)

     Total cash cost
      for per ounce
      calculations     452.4        8.0     8.6     39.5      13.7    522.2
       Reclamation
        expense and
        other            5.9         --     0.1      1.2       0.4      7.6
       Depreciation,
        depletion and
        amortization    84.7        4.7     2.4     14.3       4.2    110.3
       Minority interest
        and other         --         --      --       --        --       --

     Total production
      cost for
      per ounce
      calculations    $543.0      $12.7   $11.1    $55.0     $18.3   $640.1

     Equity ounces
      sold (000)     1,927.1       44.2    48.5    201.2      71.0  2,292.0
     Equity total
      cash cost per
      ounce sold        $235       $180    $177     $196      $192     $228
     Equity total
      production cost
      per ounce sold    $282       $287    $229     $273      $257     $279



     Nine months ended                    Total
      September 30,                Kori   South
      2002            Yanacocha   Kollo  America  Pajingo  Kalgoorlie  Yandal
     Costs applicable
      to sales under
      GAAP            $221.1      $34.4  $255.5    $20.6     $52.0    $96.8
       Minority
        interest     (110.7)      (4.1) (114.8)       --        --       --
       Reclamation
        expense        (2.0)      (0.8)   (2.8)    (0.6)     (1.1)    (2.3)
       Write-down
        inventories       --         --      --       --        --    (1.0)
       Non-cash
        inventory
        adjustment        --         --      --    (0.8)     (2.2)    (0.3)
       Other           (0.7)         --   (0.7)    (0.3)        --    (0.1)

     Total cash cost
      for per ounce
      calculations     107.7       29.5   137.2     18.9      48.7     93.1
       Reclamation
        expense and
        other            2.0        0.8     2.8      1.4       3.3      2.6
       Depreciation,
        depletion and
        amortization    85.8       10.4    96.2     17.8       6.2     28.4
       Minority
        interest
        and other     (39.4)      (1.3)  (40.7)       --        --       --

     Total production
      cost for
      per ounce
      calculations    $156.1      $39.4  $195.5    $38.1     $58.2   $124.1

     Equity ounces
      sold (000)       823.1      191.9 1,015.0    208.6     221.1    423.8
     Equity total
      cash cost per
      ounce sold        $131       $154    $135      $91      $220     $220
     Equity total
      production cost
      per ounce sold    $190       $205    $193     $183      $263     $293


     Nine months ended
      September 30,     NFM      Total    Zarafshan,
      2002             Tanami  Australia  Uzbekistan  Minahasa  Martha  Ovacik
     Costs applicable
      to sales under
      GAAP             $78.0    $247.4      $25.8      $26.1    $10.8  $11.9
       Minority
        interest      (11.0)    (11.0)         --         --       --      --
       Reclamation
        expense        (1.3)     (5.3)        0.4      (0.8)    (0.3)   (0.3)
       Write-down
        inventories       --     (1.0)         --      (0.3)       --      --
       Non-cash
        inventory
        adjustment     (1.1)     (4.4)         --         --    (0.5)   (0.6)
       Other           (0.8)     (1.2)         --      (1.5)    (0.1)   (0.2)

     Total cash cost
      for per ounce
      calculations      63.8     224.5       26.2       23.5      9.9   10.8
       Reclamation
        expense and
        other            2.4       9.7      (0.4)        0.8      0.8    0.9
       Depreciation,
        depletion and
        amortization    23.7      76.1        8.0        8.3      9.7    7.3
       Minority
        interest
        and other      (3.3)     (3.3)         --      (0.5)       --      --

     Total production
      cost for
      per ounce
      calculations     $86.6    $307.0      $33.8      $32.1    $20.4  $19.0

     Equity ounces
      sold (000)       318.1   1,171.6      194.0      114.1     74.3    84.6
     Equity total
      cash cost per
      ounce sold        $202      $192       $135       $206     $132    $128
     Equity total
      production cost
      per ounce sold    $273      $262       $174       $281     $274    $225



     Nine months
      ended             Total                              Other
      September 30,     Other     Total   Golden           Non-
      2002         International  Gold    Grove   Kasese   Gold  Consolidated
     Costs applicable
      to sales under
      GAAP             $74.6   $1,143.4   $21.8    $7.8    $0.8     $1,173.8
       Minority
        interest          --    (125.8)      --      --      --      (125.8)
       Reclamation
        expense        (1.0)     (15.2)      --      --      --       (15.2)
       Write-down
        inventories    (0.3)     (37.2)   (0.4)      --      --       (37.6)
       Non-cash
        inventory
        adjustment     (1.1)      (6.9)      --      --      --        (6.9)
        Other          (1.8)      (4.0)  (21.4)   (7.8)   (0.8)       (34.0)

     Total cash cost
      for per ounce
      calculations      70.4      954.3      --      --      --        954.3
       Reclamation
        expense and
        other            2.1       22.2      --      --      --         22.2
       Depreciation,
        depletion and
        amortization    33.3      315.9    12.6      --    30.9        359.4
       Minority
        interest
        and other      (0.5)     (44.5)  (12.6)      --  (30.9)       (88.0)

     Total production
      cost for
      per ounce
      calculations    $105.3   $1,247.9      --      --      --     $1,247.9

     Equity ounces
      sold (000)       467.0    4,945.6     n/a     n/a     n/a      4,945.6
     Equity total
      cash cost per
      ounce sold        $151       $193     n/a     n/a     n/a         $193
     Equity total
      production cost
      per ounce sold    $225       $252     n/a     n/a     n/a         $252



    6. Reconciliation of Batu Hijau Costs Applicable to Sales to Equity Net Cash Costs Per Pound


                                        Three months ended   Nine months ended
                                           September 30,      September 30,
                                          2003     2002      2003      2002
    Costs applicable to sales under GAAP ($4,085) $18,167   $31,691   $79,514
    Smelting and refining                 26,734   31,109    70,533    76,696
    Minority interest                    (11,255) (22,753)  (47,924)  (71,763)
    Reclamation/accretion expense           (952)   1,286    (3,286)     (622)
    Total cash cost for per pound
     calculation                          10,442   27,809    51,014    83,825
    Reclamation/accretion expense and
     other                                   952   (1,286)    3,286       622
    Depreciation, depletion and
     amortization                         16,158   17,489    46,651    48,442
    Total production cost for per pound
     calculation                         $27,552  $44,012  $100,951  $132,889

    Equity copper pounds sold (000)      103,246  114,487   264,290   271,427
    Equity net cash cost per pound         $0.10    $0.24     $0.19     $0.31
    Equity total production cost per
     pound                                 $0.27    $0.38     $0.38     $0.49


    7. Reconciliation of Golden Grove Costs Applicable to Sales to Total Copper and Zinc Cash Costs Per Pound

                                        Three months ended September 30,
                                          2003                  2002
                                     Total    Zinc    Total   Copper   Zinc
    Costs applicable to sales under
     GAAP                            $4,737    $418   $8,717  $1,255   $7,462
    Smelting and refining             6,347   5,434    7,339   2,775    4,564
    Reclamation/accretion expense       (90)    (17)      --      --       --
    Write-down of inventories          (316)    747     (161)    (94)     (67)
    Total cash cost for per pound
     calculation                     10,678   6,582   15,895   3,936   11,959
    Reclamation/accretion expense
     and other                           90      17       --      --       --
    Depreciation, depletion and
     amortization                     2,046     186    5,606   1,256    4,350
    Total production cost for per
     pound calculation              $12,814  $6,785  $21,501  $5,192  $16,309

    Total pounds sold (000)              n/a  9,504       n/a 12,594   43,455
    Equity net cash cost per pound       n/a  $0.69       n/a  $0.31    $0.28
    Equity total production cost
     per pound                           n/a  $0.71       n/a  $0.41    $0.38



                                        Nine months ended September 30,
                                        2003                  2002
                                   Total    Zinc     Total   Copper    Zinc
    Costs applicable to sales
     under GAAP                   $29,670   $7,574  $21,835  $14,720   $7,115
    Smelting and refining          22,682   15,524   18,877    6,530   12,347
    Reclamation/accretion expense    (269)    (119)      --       --       --
    Write-down of inventories      (7,095)  (3,123)    (418)    (347)     (71)
    Total cash cost for per pound
     calculation                   44,988   19,856   40,294   20,903   19,391
    Reclamation/accretion expense
     and other                        269      119       --       --       --
    Depreciation, depletion and
     amortization                  15,814    6,366   12,623    7,709    4,914
    Total production cost for per
     pound calculation            $61,071  $26,341  $52,917  $28,612  $24,305

    Total pounds sold (000)            n/a  63,132       n/a  37,669  112,837
    Equity net cash cost per
     pound                             n/a   $0.31       n/a   $0.55    $0.17
    Equity total production cost
     per pound                         n/a   $0.42       n/a   $0.76    $0.22



    8. Gold Hedge Position - Current Maturity Summary(1) (000 ounces)

                      Australian Gold Hedge Books              Newmont Gold
                                                                Hedge Book

            Gold Put  Gold Forward   Convertible      Sold      Price Capped
             Option      Sales       Put Options   Combination    Contracts
            Contracts  Contracts       & Other     Put Options
                                     Instruments

     Years Ozs   Price  Ozs  Price   Ozs   Price   Ozs   Price   Ozs  Price
                  (2)         (2)           (2)           (2)          (2)
     2003  52    $292   --     --     --     --    --     --     --     --
     2004  203   $292   --     --     --     --    --     --     --     --
     2005  205   $292   --     --     --     --    --     --     500   $350
     2006  100   $338   --     --     --     --    --     --     --     --
     2007  20    $397   --     --     --     --    --     --     --     --
     2008  --     --    --     --     --     --    --     --    1,000  $384
     2009  --     --    --     --     --     --    --     --     600   $381
     2010  --     --    --     --     --     --    --     --     --     --
     2011  --     --    --     --     --     --    --     --     250   $392
     Total/
     Average
     (1)   580   $304   --     --     --     --    --     --    2,350  $377


    The mark-to-market value of the Australian gold hedge books was negative $11 million at September 30, 2003.
    The following table shows the approximate sensitivities of the US$ mark-to-market value of the Australian gold hedge books to certain market variables as of September 30, 2003 (actual changes in the timing and amount of the following variables may differ from the assumed changes below):


     Market Variables          Change in Variable           Change in
                                                       Mark-to-Market Value
                                                            (millions)

     A$ Interest Rates              +/-1.0%                  -/+ $0.0
     US$/A$ Exchange Rates        +/- US$0.01                +/-$0.0
     Gold Lease Rates               +/-1.0%                  +/-$1.1
     US$ Interest Rates             +/-1.0%                  -/+$1.2
     US$ Gold Price/oz.             +/-$1.00                 -/+$0.2

    Notes:

    1. For more detailed descriptions, definitions and explanations, refer to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

    2. Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflows associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.



     Investor Information


     Investor Contacts

     Russell Ball
     Telephone:      (303) 837-5927
     Email:          russell_ball@corp.newmont.com

     Wendy Yang
     Telephone:      (303) 837-6141
     Email:          wyang@corp.newmont.com

     Nicola Frazer
     Telephone:      61-8-8303-1756
     Email:          nfrazer@newmont.com.au


     Media Contacts

     Doug Hock
     Telephone:      (303) 837-5812
     Email:          doughock@corp.newmont.com

     Danielle Martin
     Telephone:      61-8-8303-1911
     Email:          danielle.martin@newmont.com.au


     Corporate Address
     Newmont Mining Corporation
     1700 Lincoln Street
     Denver, CO  80203
     Telephone:     (303) 863-7414
     Facsimile:     (303) 837-5837


     Company Website
     www.newmont.com


     Stock Exchange Listings - Ticker
     New York Stock Exchange       NEM
     Toronto Stock Exchange        NMC
     Australian Stock Exchange     NEM


     NYSE Share Price Performance (Q3)

                            Jul 03        Aug 03       Sep 03       Q3 2003
     High                   $36.29        $39.58       $42.17        $42.17
     Low                    $31.25        $35.58       $37.90        $31.25
     Last                   $36.10        $39.26       $39.09        $39.09


    Shareholder Information
    Please contact the respective stock transfer agent acting as transfer agent, registrar and dividend disbursing agent for the securities listed below. Information regarding shareholder accounts, dividend payments, stock transfer and related matters for the respective securities should be directed to the transfer agent listed.

     For holders of Newmont Stock (NYSE:NEM)
     Mellon Investor Services, LLC
     85 Challenger Road
     Ridgefield Park, NJ  07660

     Toll free:         (888) 216-8104
     (between 8:00 a.m. and 8:00 p.m. Eastern Time)

     Internet:          www.melloninvestor.com


     For holders of Newmont Exchangeable Shares
     (TSX: NMC)
     Computershare Trust Company of Canada
     100 University Avenue, 9th Floor
     Toronto, Ontario M5J 2Y1
     Canada

     Toll-Free:         (800) 663-9097
     Telephone:         (416) 981-9633
     Internet:          caregistryinfo@computershare.com

     For holders of Newmont CHESS Depository Interests
     (CDIs trading on ASX: NEM)
     National Shareholder Services Pty Limited
     100 Hutt Street, Adelaide 5000
     South Australia
     Australia

     Telephone:         61-8-8232-0003
     Facsimile:         61-8-8232-0072


    The Company's third quarter earnings conference call and web cast presentation is scheduled for Wednesday, October 29, 2003 beginning at 4:00 p.m. Eastern Standard Time (2:00 p.m. Mountain Standard Time). To participate:

    Dial-In Number:     (630) 395-0029
    Leader:             Russell Ball
    Password:           Newmont

    The conference call will also be simultaneously carried on our web site under Investor Information/Presentations and will be archived there for a limited time.

    Cautionary Statement
    This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future earnings, and the sensitivity of earnings to the gold and other metals prices; (ii) estimates of future gold and other metals production and sales, (iii) estimates of future cash costs; (iv) estimates of future cash flows, and the sensitivity of cash flows to the gold and other metals prices; (v) statements regarding future debt repayments; (vi) estimates of future capital expenditure,tax rates and expenses; (vii) estimates of reserves, and statements regarding future exploration results and the replacement of reserves; (viii) statements regarding anticipated timing of various transactions and projects; and (ix) statements regarding future royalty revenues. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, as well as political and operational risks in the countries in which we operate and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly any revisions to any "forward-looking statement" to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SOURCE  Newmont Mining Corporation
    -0-                             10/29/2003 AA LAW064
    /PRNewswire-FirstCall -- Oct. 29/
    /END FIRST AND FINAL ADD/
    /Web site:  http://www.melloninvestor.com /
    /Web site:  http://www.newmont.com /
    (NEM NMC.)

CO:  Newmont Mining Corporation
ST:  Colorado, Ontario
IN:  MNG
SU:  ERN CCA